UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2014

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On November 6, 2014, the Management Development and Compensation Committee (the "MDCC") of the Board of Directors (the "Board") of General Electric Company (the "Company" or "GE") approved a 2014 long-term equity incentive grant for Jeffrey R. Immelt, GE's Chairman & Chief Executive Officer.  The grant is consistent with, and is part of, a broader set of changes to our executive pay practices to further align executive pay with Company performance as described below.
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Annual cash incentive compensation. Historically, the MDCC has determined the size of the Company's bonus pool using its judgment after the completion of the performance year based on the MDCC's assessment of a number of quantitative and qualitative financial and strategic achievements and factors.  Going forward, the Company's target bonus pool, initially sized comparable to the total awarded under our legacy program, will be more formulaically adjusted upward or downward each year to an actual pool amount based on the Company's performance against one or more financial, operating and strategic goals that the MDCC establishes at the beginning of the year. This new structure will more directly align annual rewards with annual performance results. The Company's overall bonus pool will be allocated to the businesses based on each business unit's achievement of their financial, operating and strategic performance goals.  As always, the MDCC retains discretion to adjust bonus awards to ensure they are appropriate and aligned with shareowners' interests.

In addition, individual bonus awards had previously been expressed as a percentage change versus prior-year bonuses, which emphasized sustained performance over time and tenure with the Company. Going forward, to focus more on annual performance, individuals will have target bonuses that are expressed as a percentage of base salary that does not fluctuate from year to year. In determining actual bonuses to be awarded, bonus amounts will be adjusted upward or downward to reflect corporate performance, individual performance and, as applicable, business unit performance.  These changes will apply to the Company's executives and will commence with 2015 annual cash incentives (payable in 2016).
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Equity compensation. The Company has historically used a different equity compensation structure for the CEO than for other senior leaders, with the CEO typically receiving equity compensation solely in the form of performance share units ("PSUs") and other senior leaders receiving equity compensation largely in the form of stock options. To better align the equity compensation structure for GE's most senior leaders with that of our CEO, the MDCC has determined that the Company's senior leaders should receive annual equity grants that include a balanced mix of PSUs, stock options and/or restricted stock units.  The CEO's 2014 grant, as described below, reflects these changes.  These changes will be implemented for other senior leaders of the Company in 2015.  The MDCC believes that this new simplified, contemporary and shared incentive structure drives better alignment and accountability in today's competitive environment.

●	PSU structure. The MDCC modified the PSU structure, commencing with the CEO's 2014 grant, to:
(1) condition vesting on two operating goals (total cash, including GE cash from operating activities and net gains from dispositions, and operating margins) that focus the incentive on Company execution, with relative total shareowner return ("TSR") acting as a modifier;
(2) include a threshold performance level as well as a target, which emphasizes balanced actions compared to a target-only approach with its all-or-nothing payout; and
(3) reduce the performance period from four years to three years, which aligns with the Company's operating plan and is a more realistic time-frame for setting goals in today's dynamic global markets. Under the new structure, the number of PSUs that convert into shares ranges from zero to 100% of the number of PSUs granted based on achievement of the operating goals, adjusted upward or downward based on relative TSR.

2014 equity grant
Consistent with the equity compensation and PSU structure changes described above, on November 6, 2014, the MDCC granted Mr. Immelt 200,000 PSUs and 500,000 stock options under the shareowner-approved General Electric Company 2007 Long-Term Incentive Plan (as amended). The grant has an aggregate grant date fair value that is consistent with Mr. Immelt's 2013 equity grant, with the PSUs accounting for approximately two-thirds of the value.
Mr. Immelt's 2014 PSUs convert into shares of GE stock at the end of the three-year performance period based on two equally weighted operating goals: (1) total cash (including GE cash from operating activities and net gains from dispositions); and (2) operating margins. Each operating goal has specified threshold and target performance levels (as described in the table below) such that performance below threshold results in no PSUs being earned, performance at threshold results in 50% of the PSUs being earned, and performance at or above target results in 100% of the PSUs being earned (with proportional adjustment for performance between threshold and target).

Operating Goal	Weight	Performance Period	Threshold Performance Level (earn 50%)	Target Performance Level (earn 100%)
Total cash	50%	2014-2016	$50B	$55B
Operating margins	50%	2016	16.5%	17%

The 2014 PSUs have a relative TSR modifier such that the number of PSUs that convert into shares based on achievement of the two operating goals described above may be adjusted upward or downward by 25%, depending on the Company's TSR performance versus the S&P 500 from 2014 through 2016. GE TSR performance at or above the 75th percentile will result in a positive 25% adjustment, performance below the 40th percentile will result in a negative 25% adjustment, and performance at the 50th percentile will result in no adjustment (with proportional adjustment for performance between the 40th and 50th percentiles and between the 50th and 75th percentiles).

The PSUs are subject to forfeiture or recovery under the Company's compensation recoupment policy and are subject to standard forfeiture provisions in connection with certain termination events. Dividend equivalents are paid out on PSUs only with respect to shares actually received.

Mr. Immelt's 2014 stock options have an exercise price of $26.36, equal to the closing price of GE stock on the grant date, and vest in five equal annual installments, with the first installment (20%) becoming exercisable one year from the grant date. These options have a term of 10 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: November 10, 2014	/s/ Susan Peters
Susan Peters Senior Vice President, Human Resources